Exhibit 99.1

Signing Day Sports Announces Selected Financial Results for Three and Six Months Ended June 30, 2024

Achieves 75% Year-Over-Year Revenue Growth for Q2 2024 and 157% Growth for H1 2024

Retention Rate for Paid Subscriptions at More than 45% for Q2 2024

SCOTTSDALE, Ariz., August 20, 2024 -- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today provided a business update and announced selected financial results for the three and six months ended June 30, 2024.

Daniel Nelson, Chief Executive Officer and Chairman of Signing Day Sports, stated, “We are proud to announce 75% year-over-year revenue growth for Q2 2024 compared to Q2 2023, along with an even more remarkable 157% year-over-year revenue growth for the first half of 2024 compared to the same period last year. This impressive growth is primarily driven by increases in both event and subscription revenue. Since going public in late 2023, the Company has been laser-focused on expanding the Signing Day Sports app and attracting more student-athletes to our platform. In 2024, we have taken strategic steps to better position the Company for long-term success, including bringing application development in-house and hiring an in-house engineer to elevate the app to the next level.”

“We know that we are building something truly special that can positively impact many lives. The connections we have made across the country have been incredibly encouraging for our team and it is inspiring to see how they engage with so many people, working together toward a shared goal. The energy and dedication we have experienced is remarkable and we are excited to continue building relationships, supporting student-athletes and their families in reaching their goals,” concluded Mr. Nelson.

Jeff Hecklinski, President of Signing Day Sports, stated, “Throughout 2024, we have made significant enhancements to the Signing Day Sports app, which continues to earn praise from student-athletes and their families as they navigate their way through the recruiting process. Alongside our focus on app development, we are also dedicated to expanding our paid subscriber base. In Q2 2024, paid subscriptions increased by 42% compared to the same quarter in 2023, with an impressive 96% growth in the first half of 2024 compared to the same period in 2023. The Signing Day Sports app has been used by student-athletes and their families and the college programs across the country that use the app to identify good fits for their respective programs.”

“Based on the growth in paying app users during the first half of 2024, we anticipate continued growth in paid user subscriptions and revenue moving forward. Our enhanced presence at recruiting events has exposed more student-athletes to the app through a free one-month trial. Our retention rate for paid subscriptions from month to month was over 45% for the fiscal quarter ended June 30, 2024. During the past quarter, we also began to see the impact of our strategic alliances with GOAT Farm Sports (U.S. Army Bowl) and SAJE Enterprises (EDP Soccer), which provide us with preferential access to key recruitment events where we serve as the official sponsor. Moreover, our platform expansion to include baseball, softball, and soccer recruitment has broadened our reach and aligns with the goals of these collaborations. We believe these initiatives will drive new subscriptions, boost renewal rates, and lower user attrition. We’re excited to build upon our progress in the second half of 2024 and beyond.”

Financial results for the three months ended June 30, 2024

●	Revenue totaled approximately $0.20 million for the quarter ended June 30, 2024, an increase of 75%, compared to approximately $0.12 million for the comparable 2023 quarter.

●	Cost of revenues totaled approximately $0.06 million for the three months ended June 30, 2024, compared to approximately $0.01 million for the three months ended June 30, 2023.

●	Advertising and marketing expenses were approximately $0.001 million for the three months ended June 30, 2024, compared to approximately $0.107 million for the 2023 comparable period.

●	General and administrative expenses were approximately $1.27 million for the three months ended June 30, 2024, compared to approximately $0.67 million for the 2023 comparable period.

●	Net loss was approximately $1.3 million, and diluted loss per share was $0.08, for the three months ended June 30, 2024, compared to a net loss of approximately $0.9 million, and diluted loss per share of $0.11, for the three months ended June 30, 2023.

Financial results for the six months ended June 30, 2024

●	Revenue totaled approximately $0.44 million for the six months ended June 30, 2024, an increase of 157%, compared to approximately $0.17 million for the comparable 2023 period.

●	Cost of revenues totaled approximately $0.13 million for the six months ended June 30, 2024, compared to approximately $0.01 million for the six months ended June 30, 2023.

●	Advertising and marketing expenses were approximately $0.09 million for the six months ended June 30, 2024, compared to approximately $0.20 million for the 2023 comparable period.

●	General and administrative expenses were approximately $3.31 million for the six months ended June 30, 2024, compared to approximately $1.22 million for the 2023 comparable period.

●	Net loss was approximately $3.8 million, and diluted loss per share was $0.25, for the six months ended June 30, 2024, compared to a net loss of approximately $1.7 million, and diluted loss per share of $0.22, for the six months ended June 30, 2023.

The selected results included in this press release should be reviewed together with the Company’s complete financial results as of and for the three and six months ended June 30, 2024. The complete financial results as of and for the three and six months ended June 30, 2024 are available in the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 19, 2024, and is available at: www.sec.gov.

Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as drills and mechanics that exemplify player mechanics, coordination, and development). For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the Company’s current products and services and planned offerings, competition from existing online and retail offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability to retain or obtain intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com

3